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                                                                    EXHIBIT 3.53
                                    BY-LAWS

                                       of

                        RIVERSIDE BROADCASTING CO., INC.

                            (A Delaware Corporation)



                               Article I - Offices


         Section 1. The office of the Corporation shall be located in New York City.

         Section 2. The Corporation may also have offices at such other places as the Board of Directors from time to time determine or the business may require.

                               Article II - Stock


         Section 1. Transfers of stock shall be made only upon the books of the Corporation, and before a new certificate is issued the old certificate must be surrendered for cancellation.

                           Article III - Stockholders


         Section 1. The Annual Meeting of the stockholders shall be held on the third Tuesday in May of each year, unless such day shall be a legal holiday, in which event the Annual Meeting shall be held on the next succeeding day which is




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not a legal holiday. The Annual Meeting shall be held in New York City, or at such place as may be designated by the Board of Directors.


         Section 2. Special Meetings of the stockholders may be called at the principal office of the Corporation or at such place as may be designated by the Board of Directors at any time by action of said Board or upon written request of stockholders holding one-fourth of the stock then outstanding entitled to vote.


         Section 3. Notice of Meetings, written or printed, for every regular or special meeting of the stockholders, shall be prepared and mailed to the last known post office address of each stockholder not less than ten days before any such meeting. Unless otherwise directed by the Board of Directors, no Notice of Meeting, regular or special, need state the object or objects thereof.


         Section 4. A quorum at any meeting of the stockholders shall consist of those persons representing in person or by proxy not less than a majority of the voting stock of the Corporation.


         Section 5. All elections and all other questions shall be decided by a majority of the voting stock represented at the meeting, except as otherwise provided





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by statute or the Certificate of Incorporation. The Election of Directors shall be held at the annual meeting of stockholders.

                             Article IV - Directors


         Section 1. The Business and Property of the Corporation shall be managed by a Board of not less than three nor more than nine Directors, hereinafter termed the Board. Directors shall be at least twenty-one years of age and need not be residents of the State of Delaware nor New York, nor stockholders of the Corporation. The Directors shall be elected annually, and shall hold office until their successors are elected and qualify. Any vacancies may be filled by the Board for the unexpired terms. Directors may receive compensation for their services in such amounts and under such conditions as the Board may from time to time determine.


         Section 2. The Regular Meetings of the Board shall be held without further notice in New York City at such times as the Board of Directors may provide by resolution. It is provided, however, that a regular meeting shall be held each year immediately after the Annual Meeting of the stockholders.




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         Section 3. Special Meetings of the Board may be called at any time by the President or by any two members of the Board, or may be held at any time and place, without notice, by unanimous written consent of all the members, or by the presence of all members at such a meeting.


         Section 4. Notices of Special Meetings shall be mailed by the secretary to each member of the Board not less than three days before such meeting, and shall state the purpose thereof. No notice to or waiver by any Director with respect to any special meeting shall be required if such director shall be present at said meeting.


         Section 5. One-third of the entire Board shall constitute a quorum at any meeting of the Board except upon questions relating to the removal of an officer. A majority of the members present shall decide any questions that come before the meeting, except that the removal of an officer shall require the affirmative vote of a majority of the entire Board.


         Section 6. Officers of the Corporation shall be elected by ballot by the Board at its first meeting after the election of Directors each year. An officer may be removed at any time by majority vote of all the Directors

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with or without cause at any meeting of the Board, provided that no such removal can be made at such meeting unless the notice thereof specifies such removal as one of the matters which will be brought up for consideration at said meeting.
If any office becomes vacant or a new office is created during the year, the Board shall fill the same for the unexpired term. The Board shall have the power to engage such employees as it desires, and to fix the compensation of the officers and employees of the Corporation, or it may delegate these powers to individuals if it desires.

                              Article V - Officers


         Section 1. The officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary. The Board may also designate Assistant Secretaries and Assistant Treasurers. The President shall be a Director. No other officers need be Directors. The number of Vice Presidents shall be determined by the Board. The officers shall be elected annually, and shall hold office until their successors are elected and qualify.

         Section 2. Each officer shall perform the duties and exercise the powers usually incident to his



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office and such other duties as may be assigned to him by the Board.

                          Article VI - Indemnification


         Section 1. The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, disabilities, or other matters referred to in or covered by said section.

                       Article VII - Dividends and Finance


         Section 1. Dividends shall be declared only from the surplus profits at such times as the Board shall direct, and no dividend shall be declared that will impair the capital of the Corporation.


         Section 2. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks as the Board shall designate, and shall be drawn out only by check signed by such person or persons as the Board may designate.




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                          Article VIII - Corporate Seal


         Section 1. The Corporate Seal shall have inscribed thereon the name of the Corporation, the year of incorporation, and the words, "Corporate Seal Delaware" and such seal, as impressed on the margin hereof, is adopted as the Corporate Seal of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                             Article IX - Amendments


         Section 1. These By-Laws may be amended, repealed or altered, in whole or in part, by a majority vote of the entire outstanding stock of the Corporation, at any regular meeting of the stockholders, or at any special meeting where such action has been announced in the call and notice of such meeting.


         Section 2. The Board of Directors may amend the By-Laws by a majority vote of the entire Board but shall not repeal any By-Laws made by the stockholders of this Corporation.



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TO THE BOARD OF DIRECTORS OF
RIVERSIDE BROADCASTING CO., INC.

         The undersigned hereby resign as Riverside Broadcasting Co., Inc. effective immediately.



Dated: March 12, 1971



                                          /s/ EDWIN DEANE LEONARD
                                          --------------------------------------
                                          Edwin Deane Leonard



                                          /s/ JEFFREY SMALL
                                          --------------------------------------
                                          Jeffrey Small



                                          /s/ LAWRENCE UHLICK
                                          --------------------------------------
                                          Lawrence Uhlick